Ex-99J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report on The Alger American Fund dated January 31, 2006 in this Registration Statement (Form N-1A No. 33-21722 and 811-5550).







                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                         ERNST & YOUNG LLP




New York, New York
April 11, 2006